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                     INDEPENDENT AUDITOR'S CONSENT

We do hereby consent to the use of our report dated February 16, 2000 on the financial statements of Village II Acquisition Corporation included in and made part of the registration statement of Village II Acquisition Corporation dated March 18, 2000.

March 18, 2000

/s/ James E. Scheifley & Associates, PC
     Certified Public Accountant